Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-219509) of Chart Industries, Inc. of our report dated May 30, 2019 relating to the financial statements of Harsco Industrial Air-X-Changers, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

June 10, 2019